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                                  EXHIBIT 21.1


                                                         Jurisdiction and
Name of Subsidiary                                       Date of Incorporation
------------------                                       ---------------------

Centrifugal Associates, Inc.                             New Jersey, 10/20/64

Mechanical Associates, Inc.                              New York, 3/31/89

Centrifugal Service, Inc.                                New York, 9/4/92

The Automation Group, Inc.                               Delaware, 5/25/95

Trident Mechanical Systems, Inc.                         Delaware, 5/25/95

Centrifugal/Mechanical Associates, Inc.                  Delaware, 6/9/95

Property Control, Inc.                                   Delaware, 6/9/95

High-Rise Electric, Inc.                                 Delaware, 7/5/95

Grace Systems Technologies, Inc.                         Delaware, 2/2/96

DualStar Communications, Inc.                            Delaware, 2/2/96

Integrated Controls Enterprises, Inc.                    Delaware, 8/30/96

HR Electrical Systems, Inc.                              Delaware, 6/10/98